AIA® Document A111™ -1997

Standard Form of Agreement Between Owner and Contractor
where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price

AGREEMENT made as of the Thirteenth day of July in the year Two Thousand Six (In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)

BankGreenville
PO Box 6246
Greenville, SC 29606

and the Contractor:
(Name, address and other information)

Cameron Construction Co., Inc.
PO Box 15120
Greenville, SC 29610

The Project is: (Name and
location)

BankGreenville
499 Woodruff Road
Greenville, SC

The Architect is:
(Name, address and other
information)

Pazdan-Smith Group
200 East Broad Street
Suite 300
Greenville, SC 29601

The Owner and Contractor agree as follows.

ADDITIONS AND DELETIONS: The author of this document: has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

This document is not intended for use in competitive bidding.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by the Associated General Contractors of America.

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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ARTICLE 1 THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2 THE WORK OF THIS CONTRACT
The Contractor shall folly execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLES RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor’s skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner. (Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

May 15, 2006

If, prior to commencement of the Work, the Owner requires time to file mortgages, mechanic’s liens and other security interests, the Owner’s time requirement shall be as follows:

§4.2 The Contract Time shall be measured from the date of commencement.

§4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than 260 days from the date of commencement, or as follows: (Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

Portion of Work	Substantial Completion date
1/26/2007

, subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time, or for bonus payments for early completion of the Work.)

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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ARTICLE 5 BASIS FOR PAYMENT
§5.1 CONTRACT SUM
§ 5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.

§5.1.2 The Contractor’s Fee is:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee, and describe the method of adjustment of the Contractor’s Fee for changes in the Work.)

5% (Minimum of $80,000.00)

§5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractornot to exceed One Million Six Hundred Forty-five Thousand One Hundred Sixty-four Dollars and Zero Cents ($1,645,164.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

75% Owner
25% Contractor

§5.2.2
The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner: (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

§5.2.3 Unit prices, if any, are as follows:

Description	Units	Price ($ 0.00)

§5.2.4 Allowances, if any, are as follows
(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

Allowance	Amount ($ 0.00)	Included items
Finish Hardware	$15,000.00
Landscaping (Lump Sum)	$25,000.00
Signage (Lump Sum)	$10,000.00
Awning & Ornamental Brackets	$25,000.00

§5.2.5 Assumptions, if any, on which the Guaranteed Maximum Price is based are as follows:

§5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6 CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201-I997.

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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§6.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of AIA Document A201 -1997 and the terms “costs” and “a reasonable allowance for overhead and profit” as used in Section 7.3.6 of AIA Document A201-1997 shall have the meanings assigned to them in AIA Document A201-1997 and shall not be modified by Articles 5,7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in the above-referenced provisions of AIA Document A201-1997 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms “fee” and “a reasonable allowance for overhead and profit” shall mean the Contractor’s Fee as defined in Section 5.1.2 of this Agreement.

§6.4 If no specific provision is made in Section 5.1 for adjustment of the Contractor’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Section 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor’s Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7 COSTS TO BE REIMBURSED
§7.1 COST OF THE WORK
The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

§7.2 LABOR COSTS
§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s approval, at off-site workshops.

§7.2.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site with the Owner’s approval.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

§7.2.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for mat portion of their time required for the Work.

§7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of ihe Work under Sections 7.2.1 through 7.2.3.

§7.3 SUBCONTRACT COSTS
§ 7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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§7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ 7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

§7.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval.

§7.5.3 Costs of removal of debris from the site.

§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

§7.5.5 That portion of the reasonable expenses of the Contractor’s personnel incurred while traveling in discharge of duties connected with the Work.

§7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

§7.6 MISCELLANEOUS COSTS
§ 7.6.1 That portion of insurance and bond premiums that can be directly attributed to this Contract:

§7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.

§7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

§7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201-1997 or other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

§7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17.1 of AIA Document A201-1997 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§7.6.6 Data processing costs related to the Work.

§7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

§7.6.8 Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor in the performance of the Work and with the Owner’s prior written approval; which approval shall not be unreasonably withheld.

§7.6.9 Expenses incurred in accordance with the Contractor’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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§7.7 OTHER COSTS AND EMERGENCIES
§ 7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

§7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of AfA Document A201 -1997.

§7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties. Subcontractors or suppliers.

ARTICLE 8 COSTS NOT TO BE REIMBURSED
§ 8.1 The Cost of the Work shall not include:
§ 8.1.1 Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Sections 7.2.2 and 7.2.3 or as may be provided in Article 14.

§ 8.1.2 Expenses of the Contractor’s principal office and offices other than the site office.

§ 8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

§8.1.4 The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work.

§ 8.1.5 Rental costs of machinery and equipment, except as specifically provided in Section 7.5.2.

§8.1.6 Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

§8.1.7 Any cost not specifically and expressly described in Article 7.

§8.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS
§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

§9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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§10.2 If a specific bidder among those whose bids are delivered by the Contractor the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11 ACCOUNTING RECORDS
The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12 PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§12.1.3 Provided that an Application for Payment is received by the Architect not later than the Tenth day of a month, the Owner shall make payment to the Contractor not later than the Twentieth day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Ten (10) days after the Architect receives the Application for Payment.

§12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Conductor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of ihe period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of ihe Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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.1	take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of AIA Document A201-1997;

.2	add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3	add the Contractor’s Fee, less retainage of Ten percent ( 10.00% ).The Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4	subtract the aggregate of previous payments made by the Owner;

.5	subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation; and

.6	subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.

§12.1.8 Except with the Owner’s prior approval, payments to Subcontractors shall be subject to retainage of not less than Ten percent (10.00% ). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.

§12.1.9 In taking action on the Contractor’s Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s accountants acting in the sole interest of the Owner.

§12.2 FINAL PAYMENT
§12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2	a final Certificate for Payment has been issued by the Architect.

§12.2.2 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect’s final Certificate for Payment, or as follows;

§12.2.3 The Owner’s accountants will review and report in writing on the Contractor’s final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Contractor’s final accounting, and provided the other conditions of Section 12.2.1 have been met, the Architect will, within seven days after receipt of the written report

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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of the Owner’s accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding a certificate as provided in Section 9.5.1 of the AIA Document A201-1997. The time periods stated in this Section 12.2.3 supersede those stated in Section 9.4.1 of the AIA Document A20I-1997.

§12.2.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Architect’s final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner’s accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect’s final Certificate for Payment.

§12.2.5 If subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such casts had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13 TERMINATION OR SUSPENSION§ 13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201 -1997. However, the amount to be paid to the Contractor under Section 14.1.3 of AIA Document A201-1997 shall not exceed the amount the Contractor would be entitled to receive under Section 13.2 below, except that the Contractor’s Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

§13.2 The Contract may be terminated by the Owner for cause as provided in Article 14 of AIA Document A201-1997. The amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201-1997 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows;

§13.2.1 Take the Cost of the Work incurred by the Contractor to the date of termination;

§13.2.2 Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

§13.2.3 Subtract the aggregate of previous payments made by the Owner.

§13.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 13,2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A2Q1-1997 except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Sections 5.1.2 and Section 6.4 of this Agreement

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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ARTICLE 14 MISCELLANEOUS PROVISIONS
§ 14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(insert rate of interest agreed upon, if any.)

18.00% per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

§14.3 The Owner’s representative is:
(Name, address and other information.)

Mr. William H. Pelham
Pelham Architects, LLC
PO Box 8698
Greenville, SC 29604-8698

§14.4 The Contractor’s representative is:
(Name, address and other information.)

Mr. Mack Burdett
Cameron Construction Co., Inc.
PO Box 15120
Greenville, SC 29610

§14.5 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days’ written notice to the other party.

§14.6 Other provisions:

ARTICLE 15 ENUMERATION OF CONTRACT DOCUMENTS
§15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows: Plans and Specifications by Pazdan-Smith Group dated 4/05/2006

§15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document Al 11-1997.

§15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

§15.1.3 The Supplementary and oiher Conditions of the Contract are those contained in the Project Manual dated April 05 2006, and are as follows:

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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Document	Title	Pages

§15.1.4 The Specifications are those contained in the Project Manual dated as in Section 15.1.3, and are as follows: (Either list the Specifications here or refer 10 an exhibit attached to this Agreement.)
April 5,2006

(Rows deleted)

§15.1.5 The Drawings are as follows, and are dated April 05,2006 unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

(Rows deleted)

§15.1.6 The Addenda, if any, are as follows:

Number	Date	Pages
1	2/10/2006
2	2/20/2006

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 15.

§15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows; (List here any additional documents, such as a list of alternates that are intended to form part of the Contract Documents. A1A Document A2Q1-J 997 provides that bidding requirements such as advertisement or invitation to bid. Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

The Connector’s Proposal, dated 2/24/2006, and Cost Breakdown, dated 5/4/2006, are attached and shall be part of this Contract.

ARTICLE 16 INSURANCE AND BONDS
(list required limits of liability for insurance and bonds. AlA Document A201 -1997 gives other specific requirements for insurance and bonds.)

Type of insurance	Limit of Liability (0.00)
Builders Risk Insurance	$1,645,164.00
(See attached Insurance Certificate)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect (for use in the administration of the Contract, and the remainder to the Owner.

/s/ Paula S. King	/s/ Michael S. Mason
Owner (Signature)	CONTRACTOR (Signature)
Paula S. King	Mr. Michael S. Mason - President
BankGreenville	Cameron Construction Co., Inc.
(Printed name and title)	(Printed name and title)

AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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Additions and Deletions Report for
AIA Document A111 -1997

This Additions and Deletions Report, as defined on page 1 of the associated document, reproduces below all text the author has added to the standard form AIA document in order to complete it, as well as any text the author may have added to or deleted from the original AIA text. Added text is shown underlined. Deleted text is indicated with a horizontal line through the original AIA text.

Note: This Additions and Deletions Report is provided for information purposes only and is not incorporated into or constitute any part of the associated AIA document. This Additions and Deletions Report and its associated document were generated simultaneously by AIA software at 15:06:22 on 07/13/2006.

AGREEMENT made as of the Thirteenth day of July in the year Two Thousand Six

BankGreenville
PO Box 6246
Greenville, SC 29606

Cameron Construction Co. Inc.
PO Box 15120
Greenville, SC 29610

Bank Greenville
499 Woodruff Road,
Greenville, SC

Pazdan-Smith Group
200 East Broad Street
Suite 300
Greenville, SC 29601

May 15, 2006

§4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than 260 days from the date of commencement, or as follows:

1/26/2007

5% (Minimum of $80,000.00)

§5.2.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractor not to exceed One Million Six Hundred Forty-five Thousand One Hundred Sixty-four Dollars and Zero Cents ($1,645,164.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

75% Owner
25% Contractor

Additions and Deletions Report for AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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Finish Hardware	$15,000.00
Landscaping (Lump Sum)	$25,000.00
Signage	$10,000.00
Awning & Ornamental, Brackets	$25,000.00

§12.1.3 Provided that an Application for Payment is received by the Architect not later than the Tenth day of a month, the Owner shall make payment to the Contractor not later than the Twentieth day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Ten (10) days after the Architect receives the Application for Payment.

.3	add the Contractor’s Fee, less retainage of Ten percent ( 10.00% ). The Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion;

§12.18 Except with the Owner’s prior approval, payments to Subcontractors shall be subject to retainage of not less than Ten percent ( 10.00% ). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.

18.00% per annum

Mr. William H. Pelham
Pelham Architects, LLC
PO Box 8698
Greenville, SC 29604-8698

Mr. Mack Burdett
Cameron Construction Co. Inc.
PO Box 15120
Greenville, SC 29610

Plans and Specifications by Pazdan-Smith Group dated 4/05/2006

§15.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated April 05, 2006, and are as follows:

April 5. 2006

15.1.5 The Drawings are as follows, and are dated April 05,2006 unless a different date is shown below:

Additions and Deletions Report for AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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1	2/10/2006
2	2/20/2006

The Contractor’s Proposal, dated 2/24/2006 and Cost Breakdown, dated 5/4/2006, are attached and shall be part of this Contract.

Builders Risk Insurance	$1,645,164.00
(See attached Insurance Certificate)

Mr. Michael S. Mason-President
BankGreenville Financial Corporation	Cameron Construction Co., Inc.

Additions and Deletions Report for AIA Document A111™-1997. Copyright ©1920,1925,1951,1958,1901,1963,1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale. User Notes:

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Certification of Document’s Authenticity
AIA® Document D401™ — 2003

I, William H. Pelham, hereby certify, to the best of my knowledge, information and belief, that I created the attached final document simultaneously with its associated Additions and Deletions Report and this certification at 15:06:22 on 07/13/2006 under Order No. 1000231676_I from AIA Contract Documents software and that in preparing the attached final document I made no changes to the original text of AIA® Document A111™ — 1997 — Standard Form of Agreement Between Owner and Contractor where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price, as published by the AIA in its software, other than those additions and deletions shown in the associated Additions and Deletions Report.

/s/ William H. Pelham
(Signed)

_____________________________
(Title)

7/14/2006
(Dated)

AIA Document D401(1) - 2003. Copyright© 1992 and 2003 by The American Institute of Architects. All rights reserved. Additions and Deletions Report for AIA Document A111™ -1997. Copyright ©1920,1925,1951,1958.1961,1963, 1967,1974,1978,1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA” Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:06:22 on 07/13/2006 under Order No. 1000231676_1 which expires on 4/6/2007, and is not for resale.

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